Exhibit 99.1

News Release

For Release January 18, 2017

9:00 A.M.

Contact:	Joseph G. Sawyer, Executive Vice President & Chief Financial Officer or

Robin D. Brown, Executive Vice President & Chief Marketing Officer

(803) 951- 2265

First Community Corporation Announces Record Earnings and Increased Cash Dividend

Highlights

•	Record Yearly and Quarterly Earnings for the company
•	Net income of $ 6.7 million in 2016, a 9.1% increase over 2015 earnings, highest ever annual earnings reported for the company
•	Net income of $1.8 million in the Q4 2016, an 11.9% increase over 2015 Q4 earnings, highest ever quarterly earnings reported for the company
•	Diluted EPS of $0.98 per common share in 2016, an increase of 7.7% over 2015
•	Increase in cash dividend to $0.09 per common share, the 60th consecutive quarter of cash dividends paid to common shareholders, highest dividend ever paid by the company
•	Total revenue growth of $1.2 million, a 3.5% increase to $35.4 million in total revenue in 2016
•	Exceptional loan growth of $57.5 million in 2016, an increase of 11.8%
•	Strong pure deposit growth (including customer cash management accounts) of $47.2 million during the year, an 8.1% increase.
•	Key credit quality metrics continue to be excellent with net loan charge-offs of 0.02% and non-performing assets of 0.58% at year end.
•	Regulatory capital ratios of 10.23% (Tier 1 Leverage) and 15.28% (Total Capital) along with Tangible Common Equity / Tangible Assets (TCE/TA) ratio of 8.33%

Lexington, SC – January 18, 2017 Today, First Community Corporation (Nasdaq: FCCO), the holding company for First Community Bank, reported net income available to common shareholders for the fourth quarter and year end of 2016. For the year ended December 31, 2016 net income available to common shareholders was $6.7 million compared to $6.1 million during year ended December 31, 2015, an increase of 9.8%. Diluted earnings per share for 2016 were $0.98 an increase of 7.7% over $0.91 in 2015. Net income available to common shareholders for the fourth quarter of 2016 was $1.8 million, compared to $1.6 million in the fourth quarter of 2015. Diluted earnings per common share were $0.26 for the fourth quarter of 2016 an increase of 8.3% year-over-year and 4.0% on a linked quarter basis.

First Community President and CEO Michael Crapps commented, “We are extremely pleased with our company’s financial results during 2016 led by very strong organic growth in both loans and pure deposits.”

Cash Dividend and Capital

The Board of Directors has approved an increase in the cash dividend for the fourth quarter of 2016 to $0.09. This dividend is payable on February 13, 2017 to shareholders of record of the company’s common stock as of January 30, 2017. Mr. Crapps commented, “The entire board is pleased that our company’s strong financial performance enables us to increase the cash dividend to the highest level ever paid by the company. We are also proud that dividend payments have continued uninterrupted for 60 consecutive quarters.”

Each of the regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) exceeds the well capitalized minimum levels currently required by regulatory statute. At December 31, 2016, the company’s regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) were 10.23%, 14.46%, and 15.28%, respectively. This compares to the same ratios as of December 31, 2015 of 10.19%, 15.40%, and 16.21%, respectively. Additionally, the regulatory capital ratios for the company’s wholly owned subsidiary, First Community Bank, were 9.77%, 13.83%, and 14.65% respectively as of December 31, 2016. Further, the company’s ratio of tangible common equity to tangible assets indicates a high quality of capital with a ratio of 8.33% as of December 31, 2016. The common equity tier one ratio for the company and the bank was 12.18% and 13.83%, respectively, at December 31, 2016.

Asset Quality

The company’s asset quality remains strong and showed continued improvement on a linked quarter and year-over-year comparison. The non-performing assets ratio remained relatively flat on a linked quarter basis at 0.58% of total assets at December 31, 2016, as compared to the ratio of 0.57% at the end of the third quarter of 2016 and down significantly from 0.85% at December 31, 2015. The nominal level of non-performing assets was $5.25 million at year end 2016 up slightly from $5.20 million at the end of the third quarter of 2016 and down significantly from $7.3 million at the end of 2015. The past due ratio for all loans was 0.35% at year-end 2016 down from 0.53% at the end of third quarter 2016. The $1.7 million increase in loans in the Special Mention Category is primarily attributable to a line of credit that was advanced during the quarter. Trouble debt restructurings, that are still accruing interest, declined slightly during the quarter to $1.77 million from $1.82 million at the end of the third quarter of 2016 and $1.63 million at year end 2015.

Net loan charge-offs for the fourth quarter were $37 thousand and $109 thousand for the year of 2016. The ratio of classified loans plus OREO now stands at 9.77% of total bank regulatory risk-based capital as of December 31, 2016.

Balance Sheet

(Numbers in millions)

	Quarter ending	Quarter ending	Quarter ending	12 Month	12 Month
	12/31/16	12/31/15	9/30/16	$ Variance	% Variance
Assets
Investments	$272.4	$283.8	$288.2	$(11.4)	(4.0%)
Loans	546.7	489.2	523.4	57.5	11.8%

Liabilities
Total Pure Deposits	$611.9	$563.1	$606.5	$48.8	8.7%
Certificates of Deposit	154.7	153.0	159.4	1.7	1.1%
Total Deposits	$766.6	$716.1	$765.9	$50.5	7.1%

Customer Cash Management	19.5	21.0	22.2	(1.5)	(7.1%)
FHLB Advances	24.0	24.8	21.0	(0.8)	(3.2%)

Total Funding	$810.1	$761.9	809.1	48.2	6.3%
Cost of Funds*	0.35%	0.44%	0.37%		(9	bps)
(*including demand deposits)
Cost of Deposits	0.24%	0.25%	0.25%		(1	bp)

Mr. Crapps commented, “Deposit and loan growth during 2016 were both strong and we are encouraged as that momentum continues into 2017. During 2016, our company saw the benefit of a number of previously discussed initiatives focused on increasing loan growth, including the addition of a loan production office in the Greenville market, resulting in loan production of $164.6 million and net loan growth of $57.5 million. The fourth quarter was exceptional with net loan growth of $23.3 million, which is an annualized growth rate of 17.8%. This loan growth is especially impressive given our commitment to credit quality. With our current level of liquidity and continued success in pure deposit growth, we have the funding available to support significant additional loan growth.”

Revenue

Net Interest Income/Net Interest Margin

Net interest income increased on a linked quarter basis to $6.8 million for the fourth quarter up from $6.7 million in the third quarter of 2016 and year-over-year increased 4.7% to $26.5 million at December 31, 2016 from $25.3 million at December 31, 2015. The net interest margin, on a taxable equivalent basis, increased to 3.35% for the fourth quarter of 2016 from 3.29% in the third quarter of the year.

Non-Interest Income

Non-interest income for the year, adjusted for securities gains and loss on the early extinguishment of debt, was down slightly year-over-year at $8.8 million in 2016 compared to $8.9 million in 2015. Fourth quarter non-interest income was $2.2 million, up year-over-year from $2.1 million in the fourth quarter of 2015, but down on a linked quarter basis from $2.4 million in the third quarter.

Revenues in the mortgage line of business were relatively flat year-over-year at $3.4 million in 2016 and on a linked quarter basis declined as anticipated due to seasonal factors from $937.3 thousand in the third quarter to $866.5 thousand in the fourth quarter of 2016. Mortgage production year-over-year decreased $8.9 million or 7.9%, but a 22 basis point improvement in yields help offset this decline to keep revenue stable. Revenue in the investment advisory line of business was down year-over-year at $1.1 million in 2016 compared to $1.3 million in 2015, and was down slightly on a linked quarter basis at $239 thousand in the fourth quarter of 2016 compared to $249 thousand in the third quarter. Mr. Crapps noted, “Our strategy of generating revenue streams from multiple lines of business continues to serve us well and we are focused on continuing to leverage each of our lines of business.”

Non-Interest Expense

Non-interest expenses were $6.518 million in the fourth quarter, relatively flat on a linked quarter basis.

Other

The effective tax rate for the fourth quarter of 2016 was lower than the prior quarter due to a $200 thousand South Carolina income tax credit related to an investment in a South Carolina Community Development program. The effective tax rate for the quarter would have been approximately 26% without this tax credit.

The company recently began work on the conversion to a new core system processor, moving from an in-house solution to an out-sourced environment. This move will be mostly transparent to customers and will position the company well for future growth by providing the technological support needed to provide competitive and innovative bank technology-based products and services. The company has committed significant administrative resources to this project which is expected to be completed in several phases during the year.

First Community Corporation stock trades on the NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the Midlands of South Carolina. First Community Bank operates fifteen banking offices located in Lexington, Richland, Newberry, Kershaw, and Aiken counties in South Carolina and Augusta, Georgia, a loan production office in Greenville, South Carolina, in addition to two other lines of business, First Community Bank Mortgage and First Community Financial Consultants, a financial planning/investment advisory division.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, goals, projections and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors, include, among others, the following: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; (5) adverse conditions in the stock market, the public debt markets and other capital markets (including changes in interest rate conditions) could have a negative impact on the company; (6) technology and cybersercurity risks, including potential business disruptions, reputational risks, and financial losses, associated with potential attacks on or failures by our computer systems and computer systems of our vendors and other third parties; and (7) risks, uncertainties and other factors disclosed in our most recent Annual Report on Form 10-K filed with the SEC, or in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, which are available at the SEC’s Internet site (http://www.sec.gov).

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

###

FIRST COMMUNITY CORPORATION

BALANCE SHEET DATA;

(Dollars in thousands, except per share data)

	At December 31,
	2016	2015

Total Assets	$914,793	$862,734
Other short-term investments (1)	10,074	11,968
Investment Securities	272,396	283,841
Loans held for sale	5,707	2,962
Loans	546,709	489,191
Allowance for Loan Losses	5,214	4,596
Total Deposits	766,622	716,151
Securities Sold Under Agreements to Repurchase	19,527	21,033
Federal Home Loan Bank Advances	24,035	24,788
Junior Subordinated Debt	14,964	14,964
Shareholders’ Equity	81,861	79,038

Book Value Per Common Share	$12.20	$11.81
Tangible Book Value Per Common Share	$11.28	$10.84
Equity to Assets	8.95%	9.16%
Tangible common equity to tangible assets	8.33%	8.47%
Loan (incl loans held for sale) to Deposit Ratio	72.06%	68.72%
Allowance for Loan Losses/Loans	0.95%	0.94%
Allowance for Loan Losses plus credit mark/Loans	1.01%	1.15%

Regulatory Ratios:
Leverage Ratio	10.23%	10.19%
Tier 1 Capital Ratio	14.46%	15.40%
Total Capital Ratio	15.28%	16.21%
Common Equity Tier 1	12.18%	12.87%
Tier 1 Regulatory Capital	$91,973	$86,682
Total Regulatory Capital	$97,187	$91,278
Common Equity Tier 1 Capital	$77,473	$72,444

(1) Includes federal funds sold, securities purchased under agreements to resell and interest-bearing deposits

Average Balances:
	Three months ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015

Average Total Assets	$905,882	$858,413	$888,240	$835,604
Average Loans (incl loans held for sale)	536,925	487,203	514,766	473,367
Average Earning Assets	832,192	790,288	815,863	769,604
Average Deposits	760,512	708,583	739,355	688,573
Average Other Borrowings	54,709	64,639	59,569	64,072
Average Shareholders’ Equity	83,518	78,797	82,653	77,124

Asset Quality:	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
Loan Risk Rating by Category (End of Period)
Special Mention	$6,799	$5,109	$13,297	$8,581	$9,869
Substandard	7,930	8,460	8,552	10,445	10,327
Doubtful	—	—	—	—	—
Pass (includes held for sale)	537,687	509,872	489,454	474,995	468,995
	$552,416	$523,441	$511,303	$494,021	$489,191

Nonperforming Assets:
Non-accrual loans	$4,049	$3,904	$4,502	6,013	$4,839
Other real estate owned	1,146	1,198	1,355	1,484	2,458
Accruing loans past due 90 days or more	53	99	38	32	—
Total nonperforming assets	$5,248	$5,201	$5,895	$7,529	$7,297
Accruing troubled debt restructurings	$1,770	$1,815	$1,600	$1,634	$1,632

	Three months ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015
Loans charged-off:	$69	$29	$180	$756
Overdrafts charged-off	13	13	59	50
Loan recoveries	(10)	(20)	(72)	(114)
Overdraft recoveries	(8)	(2)	(16)	(18)
Net Charge-offs	$64	$20	$151	$674

Net charge-offs to average loans	0.01%	0.00%	0.03%	0.14%

FIRST COMMUNITY CORPORATION

INCOME STATEMENT DATA

(Dollars in thousands, except per share data)

	Three months ended		Three months ended		Three months ended		Three months ended		Year ended
	December 31,		September 30,		June 30,		March 31,		December 31,
	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Interest Income	$7,510	$7,203	$7,400	$7,114	$7,459	$7,049	$7,137	$7,283	$29,506	$28,649
Interest Expense	716	855	749	861	782	845	800	835	3,047	3,396
Net Interest Income	6,794	6,348	6,651	6,253	6,677	6,204	6,337	6,448	26,459	25,253
Provision for Loan Losses	238	148	179	193	217	391	140	406	774	1,138
Net Interest Income After Provision	6,556	6,200	6,472	6,060	6,460	5,813	6,197	6,042	25,685	24,115
Non-Interest Income:
Deposit service charges	341	386	377	390	340	346	347	347	1,405	1,469
Mortgage banking income	867	753	937	964	913	980	665	735	3,382	3,432
Investment advisory fees and non-deposit commissions	264	294	283	290	297	407	291	296	1,135	1,287
Gain on sale of securities	—	84	478	—	64	167	59	104	601	355
Gain (loss) on sale other assets	3	(16)	45	19	(84)	3	3	4	(33)	8
Gain on redemption of subordinated debt (TRUPS)	—	130	—	—	—	—	—	—	—	130
Loss on early extinguishment of debt	—	(226)	(459)	—	—	—	—	(103)	(459)	(329)
Other	725	686	726	666	734	662	724	598	2,909	2,614
Total non-interest income	2,200	2,091	2,387	2,329	2,264	2,565	2,089	1,981	8,940	8,966
Non-interest Expense:
Salaries and employee benefits	3,851	3,610	3,888	3,595	3,833	3,658	3,751	3,565	15,323	14,428
Occupancy	566	578	531	513	511	500	559	485	2,167	2,076
Equipment	420	416	442	437	437	394	429	402	1,728	1,649
Marketing and public relations	336	165	240	129	195	328	94	226	865	848
FDIC assessment	76	138	60	113	138	138	138	138	412	527
Other real estate expense	14	90	115	126	21	154	51	154	201	524
Amortization of intangibles	75	88	80	98	80	98	83	103	318	387
Other	1,180	1,037	1,227	1,056	1,118	1,119	1,237	1,027	4,762	4,239
Total non-interest expense	6,518	6,122	6,583	6,067	6,333	6,389	6,342	6,100	25,776	24,678
Income before taxes	2,238	2,169	2,276	2,322	2,391	1,989	1,944	1,923	8,849	8,403
Income tax expense	446	568	599	643	646	546	476	519	2,167	2,276
Net Income	$1,792	$1,601	$1,677	$1,679	$1,745	$1,443	$1,468	$1,404	$6,682	$6,127

Per share data:
Net income, basic	$0.27	$0.24	$0.26	$0.26	$0.27	$0.22	$0.22	$0.22	$1.01	$0.93
Net income, diluted	$0.26	$0.24	$0.25	$0.25	$0.26	$0.22	$0.22	$0.21	$0.98	$0.91

Average number of shares outstanding - basic	6,630,951	6,569,379	6,572,614	6,559,844	6,553,752	6,539,154	6,572,969	6,522,420	6,616,741	6,558,386
Average number of shares outstanding - diluted	6,805,447	6,736,615	6,762,074	6,712,026	6,732,574	6,697,620	6,751,074	6,664,654	6,787,132	6,718,553
Shares outstanding period end	6,708,393	6,690,551	6,703,317	6,684,563	6,699,030	6,679,938	6,893,042	6,683,960	6,708,393	6,690,551
Return on average assets	0.78%	0.74%	0.74%	0.81%	0.80%	0.70%	0.68%	0.70%	0.75%	0.73%
Return on average common equity	8.51%	8.06%	7.90%	8.73%	8.53%	7.53%	7.35%	7.54%	8.08%	7.94%
Return on average common tangible equity	9.20%	8.79%	8.54%	9.55%	9.24%	8.25%	7.99%	8.23%	8.76%	8.68%
Net Interest Margin (non taxable equivalent)	3.25%	3.19%	3.19%	3.22%	3.32%	3.25%	3.22%	3.51%	3.24%	3.28%
Net Interest Margin (taxable equivalent)	3.35%	3.29%	3.29%	3.32%	3.43%	3.34%	3.33%	3.62%	3.35%	3.38%
Efficiency Ratio	72.47%	71.47%	72.99%	70.53%	71.34%	74.27%	73.86%	73.27%	73.11%	71.25%

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and Rates

on Average Interest-Bearing Liabilities

	Three Months ended December 31, 2016			Three Months ended December 31, 2015
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$536,925	$6,095	4.52%	$487,203	$5,846	4.76%
Securities:	281,631	1,393	1.97%	280,804	1,324	1.87%
Other funds	13,636	22	0.64%	22,281	33	0.59%
Total earning assets	832,192	7,510	3.59%	790,288	7,203	3.62%
Cash and due from banks	11,374			10,002
Premises and equipment	29,927			31,128
Intangible assets	6,217			6,545
Other assets	31,273			24,999
Allowance for loan losses	(5,101)			(4,549)
Total assets	$905,882			$858,413

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	155,757	41	0.10%	144,177	42	0.12%
Money market accounts	163,598	103	0.25%	163,314	108	0.26%
Savings deposits	75,518	23	0.12%	60,458	18	0.12%
Time deposits	183,401	293	0.64%	182,382	278	0.60%
Other borrowings	54,709	256	1.86%	64,639	409	2.51%
Total interest-bearing liabilities	632,983	716	0.45%	614,970	855	0.55%
Demand deposits	182,238			158,252
Other liabilities	7,143			6,394
Shareholders’ equity	83,518			78,797
Total liabilities and shareholders’ equity	$905,882			$858,413

Cost of funds including demand deposits			0.35%			0.44%
Net interest spread			3.14%			3.06%
Net interest income/margin		$6,794	3.25%		$6,348	3.19%

Tax equivalent		$7,013	3.35%		$6,559	3.29%

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and Rates

on Average Interest-Bearing Liabilities

	Year ended December 31, 2016			Year ended December 31, 2015
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$514,766	$23,677	4.60%	$473,367	$23,219	4.91%
Securities:	283,585	5,724	2.02%	275,944	5,311	1.92%
Other funds	17,512	105	0.60%	20,293	119	0.59%
Total earning assets	815,863	29,506	3.62%	769,604	28,649	3.72%
Cash and due from banks	10,903			8,070
Premises and equipment	30,084			30,833
Intangible assets	6,334			6,575
Other assets	29,922			24,895
Allowance for loan losses	(4,866)			(4,373)
Total assets	$888,240			$835,604
Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	152,936	173	0.11%	137,969	160	0.12%
Money market accounts	164,826	426	0.26%	158,726	423	0.27%
Savings deposits	69,176	82	0.12%	57,958	68	0.12%
Time deposits	180,447	1,137	0.63%	186,911	1,099	0.59%
Other borrowings	59,569	1,229	2.06%	64,072	1,646	2.57%
Total interest-bearing liabilities	626,856	3,047	0.49%	605,636	3,396	0.56%
Demand deposits	171,968			147,009
Other liabilities	6,663			5,835
Shareholders’ equity	82,653			77,124
Total liabilities and shareholders’ equity	$888,240			$835,604

Net interest spread			3.13%			3.16%
Net interest income/margin		$28,459	3.24%		$25,253	3.28%

Tax Equivalent		$27,326	3.35%		$26,024	3.38%

The tables below provide a reconciliation of non-GAAP measures to GAAP for the periods indicated:

	December 31,	December 31,
Tangible book value per common share	2016	2015
Tangible common equity per common share (non-GAAP)	$11.28	$10.84
Effect to adjust for intangible assets	0.92	0.97
Book value per common share (GAAP)	$12.20	$11.81
Tangible common shareholders’ equity to tangible assets
Tangible common equity to tangible assets (non-GAAP)	8.33%	8.47%
Effect to adjust for intangible assets	0.62%	0.69%
Common equity to assets (GAAP)	8.95%	9.16%

	Three months ended		Three months ended		Three Months ended		Three months ended		Year ended
	December 31,		September 30,		June 30,		March 31,		December 31,
Return on average tangible common equity	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Return on average tangible common equity (non-GAAP)	9.50%	8.79%	8.54%	9.55%	9.24%	8.25%	7.99%	8.23%	8.76%	8.68%
Effect to adjust for intangible assets	0.99%	(0.73)%	(0.64)%	(0.82)%	(0.71)%	(0.72)%	(0.64)%	(0.69)%	(0.68)%	(0.74)%
Return on average common equity (GAAP)	8.51%	8.06%	7.90%	8.73%	8.53%	7.53%	7.35%	7.54%	8.08%	7.94%

Certain financial information presented above is determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include “tangible book value at period end,” “return on average tangible common equity” and “tangible common shareholders’ equity to tangible assets.” “Tangible book value at period end” is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding. “Tangible common shareholders’ equity to tangible assets” is defined as total common equity reduced by recorded intangible assets divided by total assets reduced by recorded intangible assets. Our management believes that these non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare our operating results from period-to-period in a meaningful manner. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.